UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 20, 2006 (April 19, 2006)

ALBEMARLE CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	1-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

(a) 2006 Stock Compensation Plan for Non-Employee Directors of Albemarle Corporation

On April 19, 2006, the shareholders of Albemarle Corporation (the “Company”) approved the 2006 Stock Compensation Plan for Non-Employee Directors of Albemarle Corporation (the “Non-Employee Director Stock Plan”) that was adopted by the Company’s Board of Directors (the “Board of Directors”) on December 16, 2005, subject to approval of the Company’s shareholders.

The Non-Employee Director Stock Plan provides for the grant of shares of the Company’s common stock to each non-employee who is a director of the Company on the effective date of the Non-Employee Director Stock Plan or who thereafter becomes a director of the Company (each, a “participant”). On the first business days of January, April, July and October of each calendar year, the Company will grant to each participant 100 shares (or such other amount as the Board of Directors may determine from time to time) of the Company’s common stock. The Board of Directors has the authority to increase the amount of shares of the Company’s common stock issued to each participant during the calendar year, but in no event shall more than 1,000 shares of the Company’s common stock be issued to a participant during any calendar year. In the event of a change in capital, shares of capital stock, or any special distribution to the shareholders of the Company, the Board of Directors will make equitable adjustments in the number of shares of the Company’s common stock that have been, or thereafter may be, granted to participants. The maximum aggregate number of shares of the Company’s common stock that may be issued under the Non-Employee Director Stock Plan is 75,000 shares.

The Board of Directors may amend, suspend or terminate the Non-Employee Director Stock Plan, but no such amendment shall (1) increase the number of shares of the Company’s common stock that may be granted to any participant (except as described above) or (2) increase the total number of shares of the Company’s common stock that may be granted under the Non-Employee Director Stock Plan; provided, however, that the Non-Employee Director Stock Plan may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code of 1986, as amended, or any rules or regulations promulgated thereunder. Any amendment of the Non-Employee Director Stock Plan must comply with the rules of the New York Stock Exchange.

The Company’s Corporate Governance and Social Responsibility Committee will administer the Non-Employee Director Stock Plan. The Corporate Governance and Social Responsibility Committee will interpret all provisions of the Non-Employee Director Stock Plan, establish administrative regulations to further the purpose of the Non-Employee Director Stock Plan and take any other action necessary for the proper operation of the Non-Employee Director Stock Plan. All decisions and acts of the Corporate Governance and Social Responsibility Committee shall be final and binding upon all participants in the Non-Employee Director Stock Plan.

A copy of the Non-Employee Director Stock Plan is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

(b) Non-Employee Director Fees

Also on April 19, 2006, the Board of Directors, following the approval of the Non-Employee Director Stock Plan by the shareholders of the Company and upon the recommendation of the Company’s Corporate Governance and Social Responsibility Committee, approved the following changes, effective June 1, 2006, to the compensation of the Company’s non-employee directors. The non-employee’s director fee will include a cash component equal to $63,200 per year, paid on a quarterly basis, and a stock component equal to 400 shares of the Company’s common stock, paid on a quarterly basis, in accordance with the Non-Employee Director Stock Plan. Non-employee directors will be paid a committee fee as follows: (a) $9,000 per year, paid on a quarterly basis, for service on the Company’s Audit Committee, (b) $7,000 per year, paid on a quarterly basis, for service on the Company’s Executive Compensation Committee and (c) $5,000 per year, paid on a quarterly basis, for service on the Company’s Corporate Governance and Social Responsibility Committee. The Chairs of the committees will be paid a chair fee as follows: (1) $9,000 per year, paid on a quarterly basis, for service as the Chair of the Company’s Audit Committee, (2) $4,500 per year, paid on a quarterly basis, for service as the Chair of the Company’s Executive Compensation Committee and (3) $3,000 per year, paid on a quarterly basis, for services as Chair of the Company’s Corporate Governance and Social Responsibility Committee

Section 5 — Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of April 19, 2006, the Company’s Board of Directors amended Article III of the Company’s Bylaws to reflect a change of the Nominating and Governance Committee’s name. The committee is now known as the Corporate Governance and Social Responsibility Committee.

A copy of the Company’s Bylaws, as amended, is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statement and Exhibits.

(c)	Exhibits.

3.1	Amended Bylaws of the Company.

10.1	2006 Stock Compensation Plan for Non-Employee Directors of Albemarle Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2006

ALBEMARLE CORPORATION

By:	/s/ Luther C. Kissam, IV
Luther C. Kissam, IV
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1	Amended Bylaws of the Company.
10.1	2006 Stock Compensation Plan for Non-Employee Directors of Albemarle Corporation.